Exhibit 10.90

NOTE EXCHANGE AND MODIFICATION AGREEMENT

          This NOTE EXCHANGE AND MODIFICATION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of September 21, 2010 by and among RNK HOLDING COMPANY, a Massachusetts business trust (“RNK Holding”), HANOVER LEASING, LLC, a Delaware limited liability company (“Hanover”), MR. DOUG DENNY-BROWN, an individual (“Denny-Brown”), MR. NEAL HART, an individual (“Hart”), MR. GLENN POKRAKA, an individual (“Pokraka”), MR. JOHN SKINNER, an individual (“Skinner”), and MR. FRED WEMYSS, an individual (together with RNK Holding, Hanover, Denny-Brown, Hart, Pokraka and Skinner, each a “Subordinated Creditor” and collectively the “Subordinated Creditors”), WAVE2WAVE COMMUNICATIONS, INC., a Delaware corporation (together with its successors and assigns, including any receiver, trustee or debtor-in-possession, the “Borrower”) and each of the other Obligors (as defined below).

R E C I T A L S

          A. The Borrower, the “Guarantors” party thereto, Victory Park Management, LLC, a Delaware limited liability company, as Agent for the Senior Lenders, and Senior Lenders (as defined below) have entered into the Senior Credit Agreement pursuant to which, among other things and in each case subject to the terms and conditions set forth therein, Senior Lenders have agreed to extend loans and other financial accommodations to the Borrower and each of the other Obligors has agreed to guaranty the obligations of the Borrower thereunder and under the other Senior Debt Documents (as defined below).

          B. Prior to the date hereof, the Borrower has issued the Subordinated Notes (as defined below) to the Subordinated Creditors and certain of the other Obligors have agreed to guaranty the obligations of the Borrower thereunder and under the other Subordinated Debt Documents (as defined below).

          C. The Borrower, the other Obligors (collectively with the Borrower, the “Companies”), Agent and Senior Lenders have entered into a series of forbearance agreements pursuant to which, among other things, the Agent and Lenders have agreed to forbear from exercising rights and remedies available to them as a result of certain events of default under the Senior Credit Agreement (collectively, the “Existing Events of Default”), including, without limitation, that certain Sixth Forbearance Agreement dated as of September 21, 2010 (as amended, restated, supplemented or otherwise modified in accordance with its terms, the “Sixth Forbearance Agreement”).

          D. One of the conditions set forth in the Sixth Forbearance Agreement to the continuing obligation of Agent and the Senior Lenders to forbear from exercising their rights and remedies with respect to the Existing Events of Default is, among other things, that (i) RNK Holding agrees to exchange, with respect to its Subordinated Note, an amount of principal due under its Subordinated Note equal to fifty (50%) percent of the outstanding principal balance of the Subordinated Debt and an amount of interest due under its Subordinated Note equal to fifty (50%) percent of the accrued and unpaid interest on the Subordinated Debt, for newly issued shares (the “Exchange Shares”) of Common Stock $0.0001 par value per share of the Borrower (the “Common Stock”), based on a price of $5.00 per share (the “Exchange Share Price”), and (ii) to amend and modify the terms of the remaining Subordinated Debt as set forth herein.

          NOW, THEREFORE, in order to induce Agent and Senior Lenders to continue to forbear from exercising certain of their rights and remedies, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

          1. Definitions. To the extent not otherwise defined herein, the following terms shall have the following meanings in this Agreement:

          “Agent” shall mean Victory Park Management, LLC, as Agent for the Senior Creditors, or any other Person appointed by the holders of the Senior Debt as administrative agent for purposes of the Senior Debt Documents.

          “Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

          “IPO” has the meaning set forth in Section 3(b).

          “Obligor” means the Borrower, each “Guarantor” party to the Senior Credit Agreement and each other Person liable on or in respect of all or any part of the Obligations or that has granted a Lien on any property or assets as Collateral, together with each such Person’s successors and assigns, including a receiver, trustee or debtor-in-possession on behalf of such Person.

          “Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

          “Proceeding” means, as to any Obligor, any of the following: (a) any case or proceeding with respect to such Person under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Obligor, (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Obligor or any of its assets, (c) any proceeding for liquidation, dissolution or other winding up of the business of such Obligor or (d) any assignment for the benefit of creditors or any marshalling of assets of such Obligor.

          “Refinancing Agent” means the agent or other person acting in an agency capacity for the lenders with respect to any Refinancing Senior Debt.

          “Refinancing Senior Debt” means the indebtedness of Borrower incurred pursuant to any Refinancing Senior Debt Documents.

          “Refinancing Senior Debt Documents” shall mean any financing documentation which replaces the VPC Loan Documents and pursuant to which the Senior Debt under the VPC Loan Documents is refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time.

          “Secured Creditors” means the Senior Creditors and the Subordinated Creditors, or any of them.

          “Senior Credit Agreement” shall mean the Financing Agreement, dated as of September 8, 2009, by and among the Obligors, the Agent and Senior Lenders (as the same may be amended, restated, supplemented or otherwise modified from time to time) and any successor loan, credit or financing agreement or note or similar agreement or instrument pursuant to which the obligations under such Financing Agreement (or its successor) are refinanced and replaced in whole or in part, as such successor may be amended, restated, supplemented or otherwise modified from time to time.

          “Senior Creditors” means the Agent, the Senior Lenders and the other Persons from time to time holding Senior Debt,

          “Senior Debt” shall mean all obligations, liabilities and indebtedness of every nature of each Obligor from time to time owed to Agent or any other Senior Creditor under the Senior Debt Documents, including but not limited to the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, expenses and reasonable costs, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Document is outstanding.

          “Senior Debt Documents” shall mean the VPC Loan Documents and, after any refinancing of the Senior Debt under the VPC Loan Documents, the Refinancing Senior Debt Documents.

          “Senior Lenders” shall mean the “Lenders” from time to time party to the Senior Credit Agreement.

          “Subordinated Debt” shall mean all of the obligations of the Obligors to Subordinated Creditors evidenced by or incurred pursuant to the Subordinated Debt Documents.

          “Subordinated Debt Documents” shall mean the Subordinated Notes, any guaranty with respect to the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into in connection therewith or evidencing or pertaining to all or any portion of the Subordinated Debt, in each case as amended, supplemented or otherwise modified from time prior to the date hereof.

          “Subordinated Debt Exchange” has the meaning set forth in Section 2.

          “Subordinated Notes” shall mean each of those certain 6% Secured Promissory Notes dated as of October 12, 2007 issued by the Borrower to the Subordinated Creditors, in each case as amended, supplemented or otherwise modified from time to time prior to the date hereof.

          “Subordination Agreement” means the Subordination and Intercreditor Agreement dated as of September 8, 2009 by and among the Subordinated Creditors, the Borrower and the Agent, as amended, supplemented or otherwise modified from time to time.

          “UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of Illinois.

          “VPC Loan Documents” shall mean the Senior Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

          2. Subordinated Note Exchange.

                              (a) RNK Holding agrees, on the date hereof, to exchange, with respect to its Subordinated Note, an amount of principal due under its Subordinated Note equal to fifty (50%) percent of the outstanding principal balance of the Subordinated Debt, and fifty (50%) percent of the accrued and unpaid interest on the Subordinated Debt, for the Exchange Shares for a purchase price equal to $5.00 per share of Common

Stock (the “Subordinated Debt Exchange”). As to each Subordinated Creditor, the current principal balance of its Subordinated Note and accrued and unpaid interest thereon, is set forth on Exhibit A attached hereto. In addition, the number of Exchange Shares to be issued to RNK Holding pursuant to the Subordinated Debt Exchange is also set forth on Exhibit A.

                              (b) The Exchange Shares to be issued to RNK Holding shall be evidenced by a newly issued stock certificate, to be issued and delivered concurrently herewith, that shall include the following legend:

          THE ISSUANCE AND SALE OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SUCH ACT. NOTWITHSTANDING THE FOREGOING, THE SHARES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SHARES, PROVIDED SUCH PLEDGE IS MADE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                              (c) Concurrently herewith, the Borrower shall issue to each Subordinated Creditor an Amended and Restated Subordinated Note (the “Amended Subordinated Note”) in the remaining amount of the Subordinated Debt (including accrued but unpaid interest through the date hereof) held by such Subordinated Creditor after giving effect to the Subordinated Debt Exchange consistent with Exhibit A hereto.

                               (d) The Amended Subordinated Notes shall be of like kind and tenor, in all material respects, to the existing Subordinated Notes, as the case may be, with the sole exception that such Amended Subordinated Notes shall provide for (i) a maturity date which shall be the earlier to occur of (A) February 28, 2011, and (B) the date upon which the Borrower consummates an initial public offering of its Common Stock; and (ii) and an interest rate of six (6%) percent per annum, effective as of September 21, 2010. The general form of Amended Subordinated Note shall be attached hereto as Exhibit B.

                               (e) Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed by the parties hereto that the consummation of the Subordinated Debt Exchange and the issuance of the Amended Subordinated Notes shall not constitute a waiver or release of the Subordinated Creditors claims against the Borrower with respect to the costs and expenses incurred to date in connection with efforts to collect amounts pursuant to, or enforce their rights with respect to, the Subordinated Notes.

          3. Acknowledgement of Subordinated Creditors. Each Subordinated Creditor hereby agrees and acknowledges (for the benefit of Agent, the Senior Lenders and each Company) as follows:

                               (a) Each Subordinated Creditor hereby (i) ratifies and reaffirms the continued subordination of the Subordinated Debt (including, all Subordinated Debt evidenced by the Amended Subordinated Notes) to the Senior Debt (including any Refinancing Senior Debt, which may be in a principal amount reasonably greater than the Senior Debt outstanding under the VPC Loan Documents) in accordance with, and its liabilities, obligations and agreements under, the terms of the Subordination Agreement, (ii) acknowledges that (a) it has no defenses, claims or setoffs to the enforcement by the Agent or the Senior Lenders of the liabilities, obligations and agreements of such Subordinated Creditor thereunder and (b) neither the Agent nor any Senior Lenders waives, diminishes or limits any term or condition contained in the Subordination Agreement and (iii) agrees that the Subordination Agreement, the subordination effected thereby and the rights and obligations of the Subordinated Creditors, the Agent, the Senior Lenders and the Obligors arising thereunder shall not be affected, modified or impaired in any manner or to any extent by the Sixth Forbearance Agreement, any other forbearance agreement or the transactions contemplated thereby.

                               (b) Each Subordinated Creditor agrees that, so long as Borrower is not in material breach of its obligations hereunder, each Subordinated Creditor shall cooperate with Borrower, the other Obligors and their respective designees to assist Borrower in consummating, and shall not interfere with, Borrower’s refinancing of the Senior Debt, or the consummation of an underwritten initial public offering of Borrower’s shares of Common Stock pursuant to an effective registration statement filed under the Securities Act (an “IPO”). Such cooperation and non-interference shall include, without limitation, the execution and delivery by each Subordinated Creditor of a subordination agreement with any lenders providing the Refinancing Senior Debt with terms not materially less favorable to the Subordinated Creditor than those set forth in the Subordination Agreement; but shall not include any obligation (i) to agree to any modifications to the economic terms of the Subordinated Debt that are materially less favorable to the Subordinated Creditors than the economic terms applicable to the Subordinated Debt (as in effect on the date hereof, after giving effect to this Agreement) or (ii) to enter into any other agreement, the effect of which is to subordinate the Subordinated Debt to the Refinancing Senior Debt in a manner materially less favorable to the Subordinated Creditors than either (x) the subordination provisions set forth in the Subordination Agreement (as in effect on the date hereof) or (y) the subordination provisions agreed to among the Refinancing Agent and the other subordinated creditors of Borrower (other than the subordination provisions relating to any lien priority). Each Subordinated Creditor acknowledges that any such interference or lack of cooperation will cause irreparable harm to the Agent and the Senior Lenders and shall entitle them to seek injunctive relief in addition to any other remedies at law or equity to which Agent or any Senior Lenders may be entitled.

          4. Acknowledgement Regarding Subordinated Debt. The Obligors hereby agree and acknowledge for the benefit of each of the Subordinated Creditors as follows:

                               (a) Each of the Obligors hereby (i) ratifies and reaffirms the continued validity and existence of the Subordinated Debt, (ii) acknowledges that (a) it has no defenses, claims or setoffs to the enforcement by the Subordinated Creditors of the Subordinated Debt, and (b) subject to the Subordination Agreement, none of the Subordinated Creditors waives, diminishes or limits any term or condition contained in the Subordinated Debt and (iii) agrees that, except as expressly agreed to by the Subordinated Creditors pursuant to this Agreement, the Subordinated Debt shall not be affected, modified or impaired in any manner or to any extent by the Sixth Forbearance Agreement, any other forbearance agreement or the transactions contemplated thereby.

                              (b) Each of the Obligors hereby agrees that it shall pay (or cause Borrower to pay) all net proceeds from any IPO (after payment in full of the Senior Debt and less the reasonable, actual costs and expenses including underwriting commissions), of the IPO payable by the Borrower) to the Subordinated Creditors; provided, that, in the event the net proceeds of an IPO are insufficient to pay in full all of the Subordinated Debt (after payment in full of the Senior Debt), the Obligors shall cooperate with the Subordinated Creditors and all other secured creditors and their respective designees and take all actions reasonably necessary or appropriate to cause Obligors to pay in full the outstanding Subordinated Debt prior to any payment to any other creditor, or payment of any bonus, deferred compensation, severance or similar such payments.

          5. Representations and Warranties.

                    5.1 Representations and Warranties of Subordinated Creditors. Each Subordinated Creditor hereby represents arid warrants, severally and not jointly, to the Obligors, Agent and Senior Creditors that as of the date hereof: (a) such Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by such Subordinated Creditor will not violate or conflict with the organizational documents of such Subordinated Creditor, as applicable, any material agreement binding upon such Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (c) this Agreement is the legal, valid and binding obligation of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (d) such Subordinated Creditor is the sole owner, beneficially and of record, of its Subordinated Debt Documents and its Subordinated Debt; (e) no Person other than the Obligors is obligated in respect of the Subordinated Debt or under any Subordinated Debt Documents; and (f) the outstanding amount of the Subordinated Debt held by each Subordinated Creditor as of the date hereof is identified on Exhibit A attached hereto.

                    5.2 Representations and Warranties of the Obligors. Each Obligor hereby represents and warrants and covenants to Agent, Senior Creditors and Subordinated Creditors that as of the date hereof: (a) such Obligor is a registered organization duly formed and validly existing under the laws of its state of organization; (b) such Obligor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by such Obligor will not violate or conflict with the organizational documents of such Obligor, any material agreement binding upon such Obligor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles; (e) immediately prior to the execution hereof, the authorized capital shares of the Borrower will consist of 290,000,000 shares of Common Stock, par value 0.0001 per share of which 28,497,153 shares of Common Stock are issued and outstanding; (f) except for options and warrants to purchase an aggregate of 4,166,354 shares of Common Stock there will not be, immediately prior to the execution hereof, any outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Borrower of any of its capital shares; (g) the shares of Common Stock that are issued and outstanding immediately prior to the execution hereof are duly and validly authorized, fully paid and non-assessable, and, to the knowledge of Borrower, are issued in compliance with all applicable state and federal laws concerning the issuance of securities; (h) the Common Stock to be issued by the Borrower as Exchange Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and will be free and clear of any liens or encumbrances other than the limitations on transfer imposed by state and federal securities laws; and (i) Borrower has not, prior to the date hereof, granted to Mennen any rights or privileges with respect to shares of Common Stock held by Mennen including, without limitation, any registration rights, redemption, dividend, liquidation preference, exchange, or consent rights, by way of agreement, bylaw, charter amendment or otherwise (collectively, “Investor Rights”) and, prior to offering or granting any such Investor Rights to Mennen after the date hereof, the Borrower will offer to each Subordinated Creditor the right to receive the same Investor Rights to be offered or granted to Mennen on terms and conditions no less favorable than those provided to Mennen.

          6. Release. IN CONSIDERATION OF, AMONG OTHER THINGS, THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE OBLIGORS AND THE SUBORDINATED CREDITORS, EACH OF THE OBLIGORS AND THE SUBORDINATED CREDITORS (EACH, A “RELEASOR”) HEREBY FOREVER AGREES AND COVENANTS NOT TO SUE OR PROSECUTE AGAINST EACH OTHER AND THEIR RESPECTIVE AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, ADVISORS, EMPLOYEES, SUBSIDIARIES, AFFILIATES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASEES”) AND HEREBY FOREVER WAIVES, RELEASES AND DISCHARGES, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH RELEASEE FROM ANY AND ALL CLAIMS THAT SUCH RELEASOR NOW HAS OR HEREAFTER MAY HAVE, OF WHATSOEVER NATURE AND KIND, WHETHER KNOWN OR UNKNOWN, WHETHER NOW EXISTING OR HEREAFTER ARISING, WHETHER ARISING AT LAW OR IN EQUITY, AGAINST THE RELEASEES, BASED IN WHOLE OR IN PART ON FACTS, WHETHER OR NOT NOW KNOWN, EXISTING ON OR BEFORE THE DATE OF THIS AGREEMENT, THAT RELATE TO, ARISE OUT OF OR OTHERWISE ARE IN CONNECTION WITH: (I) THE SENIOR DEBT AND THE SUBORDINATED DEBT AND ANY OR ALL OF THE TRANSACTION DOCUMENTS OR TRANSACTIONS CONTEMPLATED THEREBY OR ANY ACTIONS OR OMISSIONS IN CONNECTION THEREWITH; OR (II) ANY ASPECT OF THE DEALINGS OR RELATIONSHIPS BETWEEN OR AMONG THE SUBORDINATED CREDITORS, ON THE ONE HAND, AND THE OBLIGORS, ANY SENIOR CREDITOR OR ANY CURRENT OR PROSPECTIVE LENDER OR FINANCING PARTY (E.G. CNH), ON THE OTHER HAND, RELATING TO ANY OR ALL OF THE DOCUMENTS, TRANSACTIONS, ACTIONS OR OMISSIONS REFERENCED IN CLAUSE (I) HEREOF. THE FOLLOWING RELEASE DOES NOT AFFECT THE VALIDITY OR TERMS AND PROVISIONS OF ANY SUCH TRANSACTION DOCUMENTS BY AND AMONG ANY OF THE RELEASORS AND RELEASEES. IN ENTERING INTO THIS AGREEMENT, EACH OBLIGOR AND SUBORDINATED CREDITOR CONSULTED WITH, AND HAS BEEN REPRESENTED BY, LEGAL COUNSEL AND EXPRESSLY DISCLAIMS ANY RELIANCE ON ANY REPRESENTATIONS, ACTS OR OMISSIONS BY ANY OF THE RELEASEES AND HEREBY AGREES AND ACKNOWLEDGES THAT THE VALIDITY AND EFFECTIVENESS OF THE RELEASES SET FORTH ABOVE DO NOT DEPEND IN ANY WAY ON ANY SUCH REPRESENTATIONS, ACTS OR OMISSIONS OR THE ACCURACY, COMPLETENESS OR VALIDITY HEREOF. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, ANY TRANSACTION DOCUMENT, AND PAYMENT IN FULL OF THE OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS.

          7. Miscellaneous.

                    7.1 Modification; Further Assurances.

                               (a) Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by RNK Holding and the Obligors (as applicable), and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder. By their signatures hereto, each of the Subordinated Creditors hereby authorizes and directs RNK Holding to execute and deliver any such modification, waiver or consent on its behalf.

                               (b) Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

                    7.2 Notices. Unless otherwise specifically provided herein, any notice or other communication delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to any Subordinated Creditor:

c/o RNK Holding Company
333 Elm Street, Suite 310
Dedham, Massachusetts 02026
Attention: Richard Koch
Facsimile: (781) 297-2091

With a copy to:

Rich May, a Professional Corporation
176 Federal Street, Suite 600
Boston, Massachusetts 02110
Facsimile: (617) 556-3890
Attention: Eric J. Krathwohl, Esq.

If to any Obligor:

c/o Wave2Wave Communications, Inc.
433 Hackensack Avenue, 5th Floor
Hackensack, New Jersey 07601
Facsimile: (201) 968-1886
Attention: Eric Mann, Chief Financial Officer

And with a copy (for informational purposes only) to:

Cole, Schotz, Meisel, Forman & Leonard, P.A.
25 Main Street, Court Plaza North
Hackensack, New Jersey 07601
Facsimile: (201) 678-6271
Attention: Marc P. Press, Esq.

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 7.2.

                    7.3 Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Subordinated Creditors and the Obligors.

                    7.4 Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

                    7.5 Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

                    7.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Furthermore, such counterparts may be delivered by facsimile or by electronic mail in “portable document format” (or “pdf’), with any such counterpart delivered in such way deemed an original.

                    7.7 Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most frilly to achieve the intention of this Agreement.

                    7.8 Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of Massachusetts.

                    7.9 CONSENT TO JURISDICTION. EACH SUBORDINATED CREDITOR AND EACH OBLIGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF MASSACHUSETTS AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH SUBORDINATED CREDITOR AND EACH OBLIGOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH SUBORDINATED CREDITOR AND EACH OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED CREDITORS AND THE BORROWER AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

                    7.10 WAIVER OF JURY TRIAL. EACH SUBORDINATED CREDITOR AND EACH OBLIGOR HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS. EACH OBLIGOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT. EACH SUBORDINATED CREDITOR AND EACH OBLIGOR WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

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          IN WITNESS WHEREOF, each Subordinated Creditor and each Obligor have caused this Agreement to be executed as of the date first above written.

BORROWER:

WAVE2WAVE COMMUNICATIONS, INC., a Delaware corporation By: /s/ Eric Mann

Name: Eric Mann Its: Chief Financial Officer

SUBORDINATED CREDITORS:

RNK HOLDING COMPANY, a Massachusetts business trust By: /s/ Richard N. Koch Name: Richard N. Koch Title: Trustee	HANOVER LEASING, LLC, a Delaware limited liability company By: /s/ Arthur P. Beecher Name: Arthur P. Beecher Title: President

MR. DOUG DENNY-BROWN, an individual By: /s/ Doug Denny-Brown	MR. NEAL HART, an individual By: /s/ Neal Hart by Richard Koch

MR. GLENN POKRARA, an individual By: /s/ Glenn Pokrara	MR. JOHN SKINNER, an individual By: /s/ John Skinner

MR. FRED WEYMESS, an individual By: /s/ Fred Weymess

OTHER OBLIGORS:

RNK INC., a Massachusetts business trust By: /s/ Eric Mann Name: Eric Mann Title: Secretary and Treasurer	WAVE2WAVE VOIP COMMUNICATIONS, LLC, a Delaware limited liability company By: /s/ Eric Mann Name: Eric Mann Title Chief Financial Officer

WAVE2WAVE DATA COMMUNICATIONS, LLC, a Delaware limited liability company By: /s/ Eric Mann Name: Eric Mann Title Chief Financial Officer	WAVE2WAVE COMMUNICATIONS, MID-WEST REGION, LLC, a Delaware limited liability company By: /s/ Eric Mann Name: Eric Mann Title Chief Financial Officer

RNK VA, LLC, a Virginia limited liability company By: /s/ Eric Mann Name: Eric Mann Title Secretary and Treasurer

EXHIBIT A

Subordinated Creditor		Note Amounts

		Principal and Interest

I.	RNK Holding Company	$20,110,276.93

	Wellesly Leasing, LLC	$116,213.34

	Neal Hart	$552,636.35

	John Skinner	$442,109.08

	Fredy Wemyss	$221,054.54

	Douglas Denny-Brown	$442,109.08

	Glenn Pokraka	$221,054.54

	Total	$22,105,453.86

II.	Amount of Principal and Interest to be exchanged by RNK Holding Company - $11,052.727.00

III.	Number of Exchange Shares[1] to be issued to RNK Holding Company – 2,210,545

          1 The number of Exchange Shares equals (a) 50% of total of principal and interest on all of the Notes, divided by (b) $5.00 per share.